INFORMATION CONCERNING PARTICIPANTS
IN SAKS INCORPORATED’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of directors and nominees of Saks Incorporated’s (“Saks” or “we” or “us”), and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2009 annual meeting of shareholders.  We are providing this supplemental information in addition to that contained in the proxy statement that we filed with the Securities and Exchange Commission and provided to shareholders on April 24, 2009 (the “Original Proxy Statement”) in view of the solicitation of “withhold” votes with respect to one of our directors by P. Schoenfeld Asset Management (together with its affiliates, “PSAM”).  In view of the withhold vote campaign of PSAM, brokers will not have authority to exercise discretionary voting with respect to the election of directors.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “(Item 1) - Election of Directors” on pages 5-7 of the Original Proxy Statement.  The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address
Robert B. Carter	FedEx, 942 South Shady Grove Rd., Memphis, TN 38120
Ronald de Waal	de Waal International Management, N.V., Ertbruggestraat 136, 2110 Wijnegem, Belgium
Michael S. Gross	Magnetar Capital, 500 Park Avenue, 5th Floor, New York, NY 10022
Donald E. Hess	Southwood Partners, 505 N. 20th Street, Suite 1015, Birmingham, AL 35203
Marguerite W. Kondracke	America's Promise Alliance, 1110 Vermont Ave., NW, Suite 900, Washington, DC 20005
Jerry W. Levin	JW Levin Partners, LLC, 9 West 57th Street, 26th Floor, New York, NY 10019
Nora P. McAniff	430 Alcala Lane, Montecito, CA 93108
C. Warren Neel	University of Tennessee, Stokely Management Center, Knoxville, TN 37996-0550
Stephen I. Sadove	Saks Incorporated, 12 E. 49th Street, New York, New York 10017
Christopher J. Stadler	CVC Capital Partners, 712 5th Avenue, 43rd Floor, New York, NY 10019

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Saks, and the business address for each person is Saks Incorporated, 12 E. 49th Street, New York, New York 10017.

Name	Principal Occupation
Julia A. Bentley	Senior VP, Investor Relations
Michael A. Brizel	Executive Vice President and General Counsel
Ronald Frasch	President and Chief Merchandising Officer
Robert T. Wallstrom	President of Saks Fifth Avenue OFF 5th
Kevin G. Wills	Executive Vice President and Chief Financial Officer

Information Regarding Ownership of Saks Securities by Participants

The number of shares of our common stock held by our directors and named executive officers and all directors and executive officers of the Company as a group as of April 6, 2009, the record date for the annual meeting is set forth on page 3 of the Original Proxy Statement under the caption “Outstanding Voting Securities.”  The table also includes the beneficial owners, as of April 6, 2009 (unless otherwise noted), of more than 5% of the outstanding shares of common stock who are known to us.

The following table sets forth the number of shares held as of April 6, 2009 by our other executives who are deemed “participants” in our solicitation of proxies.

Name	Shares of Common Stock Beneficially Owned
Julia A. Bentley	67,968
Michael A. Brizel	183,180

Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in Saks Securities by Participants

The following table sets forth information regarding purchases and sales of our common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (5/22/07 – 5/22/09)

Name	Date	# of Shares	Transaction Description
Mr. Carter	6/6/2007 6/4/2008	4,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Mr. de Waal	6/6/2007 6/4/2008 9/12/2008 9/12/2008	4,000 4,000 25,823 (25,823)	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award Acquisition – Stock option exercise Disposition – Open market sale

Mr. Gross	6/6/2007 6/4/2008	4,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Mr. Hess	6/6/2007 5/27/2008 6/4/2008 11/21/2008	4,000 4,954 4,000 110,000	Acquisition – Grant of restricted stock award Acquisition – Stock option exercise Acquisition – Grant of restricted stock award Acquisition – Open market purchase

Ms. Kondracke	6/6/2007 6/4/2008	4,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Mr. Levin	11/26/2007 6/4/2008	5,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Ms. McAniff	6/6/2007 6/4/2008	4,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Dr. Neel	6/6/2007 5/22/2008 6/4/2008 11/21/2008	4,000 1,377 4,000 17,000	Acquisition – Grant of restricted stock award Acquisition – Stock option exercise Acquisition – Grant of restricted stock award Acquisition – Open market purchase

Mr. Sadove (1)	6/18/2007 6/20/2007 6/20/2007	(125,197) 986,911 (314,702)	Disposition – Transfer to deferred compensation plan Acquisition – Stock option exercise Disposition – Surrender of shares for tax withholding

6/20/2007 6/21/2007 4/3/2008 9/9/2008 9/9/2008 11/20/2008 1/30/2009 1/30/2009 2/26/2009	(68,000) (404,209) (39,793) 25,823 (25,823) 25,000 44,272 (11,069) 250,000	Disposition – Open market sale
Disposition – Open market sale
Disposition – Surrender of shares for tax withholding
Acquisition – Stock option exercise
Disposition – Open market sale
Acquisition – Open market purchase
Acquisition – Acquisition from deferred compensation plan
Disposition – Surrender of shares for tax withholding
Acquisition – Grant of restricted stock award

Mr. Stadler	6/6/2007 6/4/2008	4,000 4,000	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Ms. Bentley	3/6/2008 2/26/2009	1,151 7,477	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Mr. Brizel	3/6/2008 4/1/2008 8/20/2008 2/26/2009	38,344 3,750 15,121 41,866	Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award Acquisition – Grant of restricted stock award

Mr. Frasch	7/25/2007 3/6/2008 12/31/2008 2/26/2009	150,000 50,000 645 159,490
Acquisition – Grant of restricted stock and performance share award
Acquisition – Grant of restricted stock award
Acquisition pursuant to employee stock purchase plan
Acquisition – Grant of restricted stock award

Mr. Wallstrom	12/31/2007 3/6/2008 3/20/2008 12/31/2008 2/26/2009	158 95,859 757 645 26,914
Acquisition pursuant to employee stock purchase plan
Acquisition – Grant of restricted stock award
Acquisition – Stock option exercise
Acquisition pursuant to employee stock purchase plan
Acquisition – Grant of restricted stock award

Mr. Wills	12/31/2007 3/6/2008 4/1/2008 12/31/2008 2/26/2009	158 57,516 6,563 645 99,681
Acquisition pursuant to employee stock purchase plan
Acquisition – Grant of restricted stock award
Acquisition – Grant of Performance share award
Acquisition pursuant to employee stock purchase plan
Acquisition – Grant of restricted stock award

(1)
Mr. Sadove’s exercise and related sales on 9/9/08 related to an option that was to expire on October 2, 2008 that had an exercise price of $11.00 per share.  Mr. Sadove disposed of the shares at prices ranging from $11.63 to $11.90 per share.  Mr. Sadove’s exercise and related sales on 6/20/07 related to an option that Mr. Sadove had held since he joined the Company in January 2002.  He retained, net of withholdings for taxes and shares sold for diversification, 200,000 shares. The 2007 sales were part of an overall investment diversification strategy.   Over the two year period in the table, Mr. Sadove’s holdings of the Company common stock increased in the aggregate by approximately 214,000 shares.

Miscellaneous Information Concerning Participants

Other than as set forth in the tables above or in the Original Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Saks or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.  In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in the tables above or in the Original Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other Information About the Solicitation

Saks will pay all expenses of this solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, the Original Proxy Statement, our other proxy materials and all costs of any proxy solicitor we employ.  The Original Proxy Statement sets forth the methods to be employed to solicit security holders.  None of our officers or employees will receive any extra compensation for soliciting you.  We do not expect the expenses that we incur this year to be more than the amount we normally expend for a solicitation for an election of directors in the absence of a contest; however, in view of the contested election caused by PSAM's solicitation, Georgeson proposed and we agreed to a fee of $20,000 (rather than the $10,000 indicated in the Original Proxy Statement) for their services.  Georgeson expects no more than 15 of their employees to be assisting us in the solicitation.